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                                                                     EXHIBIT 5


                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                November 21, 2001


NetScout Systems, Inc.
310 Littleton Road
Westford, MA  01886

Re: Registration Statement of Form S-8 Relating to the 1999 Stock Option and Incentive Plan, as amended (the "PLAN") of NetScout Systems, Inc. (the "COMPANY")

Ladies and Gentlemen:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "REGISTRATION Statement" filed by the Company on November 21, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of an additional 5,000,000 shares of Common Stock, par value $.001 per share, of the Company issuable pursuant to the Plan (the "SHARES").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Plan,
(b) the Company's Third Amended and Restated Certificate of Incorporation, (c) the Company's Amended and Restated By-laws, (d) a specimen of the form of Certificate evidencing the Shares and (d) the minute books of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued pursuant to the Plan are duly authorized and, when issued and delivered pursuant to the terms of the Plan and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP